Exhibit 8.1

Subsidiaries of Registrant

Name	Place of Incorporation

Adcon S.A.	Argentina
Administrative Development Company	Delaware
Aduy S.A.	Uruguay
Alimentos Arcos Dorados de Venezuela C.A.	Venezuela
Alimentos Arcos Dorados Margarita, C.A.	Venezuela
Alimentos Arcos Dorados Punto Fijo, C.A.	Venezuela
Alimentos Latinoamericanos Venezuela ALV, C.A.	Venezuela
Arcgold del Ecuador, S.A.	Ecuador
Arcos del Sur, S.R.L.	Uruguay
Arcos Dorados Argentina S.A.	Argentina
Arcos Dorados Aruba N.V.	Aruba
Arcos Dorados B.V.	Netherlands
Arcos Dorados Caribbean Development Corp.	Delaware
Arcos Dorados Colombia S.A.	Colombia
Arcos Dorados Coöperatieve U.A.	Netherlands
Arcos Dorados Costa Rica ADCR, S.A.	Costa Rica
Arcos Dorados Costa Rica Inmobiliaria, S.A.	Costa Rica
Arcos Dorados Curacao, N.V.	Curacao
Arcos Dorados French Guiana	French Guiana
Arcos Dorados Guadeloupe	Guadeloupe
Arcos Dorados Martinique	Martinique
Arcos Dorados Panama, S.A.	Panama
Arcos Dorados Puerto Rico, Inc.	Puerto Rico
Arcos Dorados Restaurantes de Chile, Ltda.	Chile
Arcos Dorados Trinidad Limited	Trinidad
Arcos Dorados USVI, Inc.	USVI
Arcos Dourados Comercio de Alimentos Ltda.	Brazil
Arcos Dourados Restaurantes Ltda.	Brazil
Arcos SerCal Inmobiliaria, S. de R.L. de C.V.	Mexico
Arcos SerCal Servicios, S.A. de C.V.	Mexico
Arcos BraPa S.A.	Panama
Centro Especializado de Negocios Internacionales, S. de R.L. de C.V.	Mexico
Compañía de Inversiones Inmobiliarias (C.I.I.) S.A.	Argentina
Complejo Agropecuario Carnico (Carnicos), C.A.	Venezuela
Arcos Dorados Uruguay S.A. (Gauchito de Oro S.A.)	Uruguay
Gerencia Operativa ARC, C.A.	Venezuela
Compañía Operativa de Alimentos COR, C.A.	Venezuela
Golden Arch Development Corporation	Delaware
Hamburgue S.A.S.	Colombia
Inversiones Axis S.A.	Chile
LatAm, LLC	Delaware
Logistics and Manufacturing LOMA Co.	Delaware
Management Operations Company	Delaware

Operaciones Arcos Dorados de Perú, S.A.	Perú
Restaurant Realty of Mexico, Inc.	Delaware
SAS Rice Invest	Guadeloupe
Sistemas Central America, S.A.	Panama
Sistemas McOpCo Panama, S.A.	Panama
SM Finances	Martinique
Arcos Dorados Latam LLC	Delaware
SEM Panama SA	Panama